SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2006

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Shareholder Rights Agreement

A. Expiration of Rights

At the February 23, 2006 meeting of the Board of Directors of Northwest Natural Gas Company (“NW Natural”), the Board decided to allow all of the common stock purchase rights (“Rights”) issued under the Rights Agreement, dated as of February 27, 1996, as amended, between NW Natural and American Stock Transfer & Trust Company, to expire in accordance with their terms at the close of business on March 15, 2006. The Board has not adopted any policy concerning the adoption of any future shareholder rights plans.

B. Description of Common Stock

Upon the expiration of the Rights, the following “Description of Common Stock” shall supercede all prior descriptions by NW Natural of its capital stock:

DESCRIPTION OF COMMON STOCK

General

The following is a summary of certain rights and privileges of NW Natural’s common stock. This summary description does not purport to be complete. Reference is made to NW Natural’s Restated Articles of Incorporation and Bylaws, which are filed as exhibits to this report, and incorporated herein by reference. The following statements are qualified in their entirety by such references.

Under NW Natural’s Restated Articles of Incorporation, NW Natural is authorized to issue 60,000,000 shares of common stock, $3 1/6 par value, and 1,500,000 shares of preferred stock and 2,000,000 shares of preference stock, without par value. At February 23, 2006, 27,582,296 shares of common stock, $3 1/6 par value, were outstanding and no shares of either preferred stock or the preference stock were outstanding.

The Board of Directors is authorized under NW Natural’s Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock or preference stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series.

Dividends and Liquidation Rights

Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Natural has two authorized classes of senior capital stock. They are preferred stock and preference stock, none of which is currently outstanding. NW Natural’s preferred stock and preference stock are entitled in preference to the common stock (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Dividend Limitations

Should dividends on either the preferred stock or the preference stock be in arrears, no dividends on the common stock may be paid or declared. Except with the consent of the holders of a majority of the preferred stock then outstanding, no dividends on the common stock or the preference stock may be paid or declared unless the preferred stock purchase and sinking fund obligations have been met for that year. Future series of the preferred stock or the preference stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Natural may issue long-term debt.

Voting Rights

Except as provided by law or as described below, only the common stock has voting rights. Cumulative voting is permitted by the Restated Articles of Incorporation to holders of common stock at elections of directors. The preferred stock has the special right to elect the smallest number of directors which constitutes at least one-fourth of the total number of directors, or two directors, whichever is greater, if payments of four quarterly dividends or more on any share or shares of preferred stock should be in arrears.

Classification of the Board of Directors

The Board of Directors of NW Natural may consist of not less than 9 nor more than 13 persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The current number is 11. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office, to serve until the next annual meeting of shareholders. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person’s consent thereto shall be delivered to the Secretary of NW Natural within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors. The foregoing provisions will not apply to directors, if any, elected by the holders of the preferred stock.

Transactions with Related Persons

NW Natural shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Natural)

without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Natural not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Natural in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Natural that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a “business transaction” includes a merger, consolidation, reorganization or recapitalization, a purchase, sale, lease, exchange or mortgage of all or a substantial part (10% or more) of the property of NW Natural or a related person, an issuance, sale or exchange of securities and a liquidation, spin-off or dissolution; a “related person” includes a person, organization or group thereof owning 10% or more of the capital stock of NW Natural; “continuing directors” are those whose nominations for directorship shall have been approved by a majority of the directors in office on April 9, 1984 or by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Natural (other than shares held by related persons).

Preemptive Rights

The holders of the common stock have no preemptive rights.

Other Provisions

The issued and outstanding shares of NW Natural’s common stock are, and the common stock offered hereby will be, fully paid and nonassessable.

Certain Anti-Takeover Matters

NW Natural’s Restated Articles of Incorporation and Bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	establishment of a classified Board of Directors, whereby only one-third of the board stands for election each year;

•	limitations on certain business transactions (including mergers, consolidations, plans of exchange) with any person or entity and any persons or entities related thereto who beneficially own 10 percent or more of the capital stock of the NW Natural;

•	authorization for NW Natural’s Board of Directors (subject to any applicable law) to issue preferred or preference stock in series and to fix rights and preferences of the series;

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by NW Natural’s Board of Directors;

•	requirement that holders of not less than two-thirds of the shares entitled to vote are required to remove directors or to amend certain provisions of NW Natural’s Restated Articles of Incorporation; and

•	requirement that Bylaws may only be amended or repealed by resolution of a majority of the Board of Directors, subject to repeal or change by action of the shareholders.

NW Natural is subject to the provisions of sections 60.825 to 60.845 of the Oregon Business Corporation Act (“OBCA”) which generally provide that in the event a person or entity acquires 15% or more of NW Natural’s voting stock (“interested shareholder”), NW Natural and such interested shareholder and any affiliate, may not engage in the following business combinations for a period of three years following the date that person became an interested shareholder:

•	a merger or plan of share exchange;

•	any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of NW Natural’s assets or outstanding capital stock; and

•	transactions that result in the issuance of capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•	the Board of Directors approved the share acquisition or business combination that resulted in the person becoming an interested shareholder before the time such person became an interested shareholder;

•	as a result of the share acquisition, the person became an interested shareholder and 85% owner of the voting stock, excluding shares owned by persons who are directors and also officers and shares owned by certain employee benefit plans; or

•	the business combination transaction is approved by the Board of Directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

NW Natural is also subject to the provisions of 60.801 to 60.816 of the Oregon Control Share Act (“OCSA”), which generally provide that a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33-1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by officers and inside directors, and by the holders of a majority of the outstanding voting shares, including shares held by officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33-1/3% and 50%, respectively. The acquiring person may, but is not required to, submit an “acquiring person statement” setting forth certain information about the acquiring person and its plans with respect to NW Natural. The acquiring person statement may also request that NW Natural call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the OBCA and the issuing corporation is a party to the merger or exchange agreement.

The OCSA and the OBCA have anti-takeover effects because they will encourage any potential acquirer to negotiate with NW Natural’s Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. NW Natural has not adopted such a provision.

Item 9.01- Financial Statements and Exhibits.

(d) Exhibits

3a.	Restated Articles of Incorporation, as filed and effective June 24, 1988 and amended December 8, 1992, December 1, 1993 and May 27, 1994 (incorporated herein by reference to Exhibit 3a. to Form 10-K for 1994, File No. 0-994).

3b.	Bylaws as amended July 22, 2005 (incorporated herein by reference to Exhibit 3 to Form 10-Q for quarter ended June 30, 2005, File No. 1-15973).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: February 27, 2006	/s/ DAVID H. ANDERSON
David H. Anderson
Senior Vice President and Chief Financial Officer